Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of GreenHunter Resources, Inc. of our report dated March 31, 2014 relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of GreenHunter Resources, Inc. for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Dallas, Texas

August 11, 2014